UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2016

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information contained in Item 1.02 below is hereby incorporated by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

On October 10, 2013, VIVUS, Inc., or VIVUS or the Company, entered into a license and commercialization agreement, or the License Agreement, and a commercial supply agreement, or the Supply Agreement, with Auxilium Pharmaceuticals, Inc., or Auxilium. Auxilium was acquired by Endo International, plc in January 2015. On December 30, 2015, Auxilium provided the Company with notice of termination of the License Agreement pursuant to Section 12.2(c) of the License Agreement and of Auxilium’s desire to abandon and relinquish all rights with respect to the Auxilium License (as defined in the License Agreement) as of December 30, 2015. Section 12.2(c) of the License Agreement provides that at any time following the one (1) year anniversary of the Product Launch (as defined in the License Agreement) in the United States, Auxilium shall have the right to terminate the License Agreement for any reason upon one hundred eighty (180) days prior written notice to VIVUS. In addition, on December 30, 2015, Endo Ventures Limited, or Endo, provided the Company with notice of termination of the Supply Agreement pursuant to Section 9.3 of the Supply Agreement. Section 9.3 of the Supply Agreement provides that either party may also terminate the Supply Agreement upon written notice to the other party if the License Agreement is terminated in accordance with its terms. Auxilium and Endo, along with Endo International, plc, determined to provide notice of termination of the License Agreement and Supply Agreement to focus their commercial resources on a recently FDA approved pain medication. Given this, the Supply Agreement terminated on June 30, 2016, and absent an agreement to the contrary, the License Agreement would have terminated on June 30, 2016. On June 30, 2016, VIVUS and Auxilium agreed to extend the termination date of the License Agreement until August 31, 2016. The extension will provide the Company with additional time to ensure the availability of STENDRA® while the Company completes its business evaluation process.

Under the terms of the License Agreement, Auxilium received an exclusive license to commercialize and promote VIVUS’s drug STENDRA (avanafil) for the treatment of erectile dysfunction in the United States and Canada and their respective territories. Under the terms of the Supply Agreement, VIVUS agreed to supply Endo with STENDRA bulk drug product until December 31, 2018 at the latest.

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2015 as filed on March 9, 2016, as amended by the Form 10-K/A filed on April 22, 2016, and periodic reports filed with the Securities and Exchange Commission.

Item 7.01.  Regulation FD Disclosure.

In a press release issued on June 30, 2016, the Company announced the extension of the termination date of the License Agreement until August 31, 2016.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by VIVUS, Inc. dated June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, Inc.

Date: June 30, 2016	By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

EXHIBIT INDEX

Number	Description

99.1	Press Release issued by VIVUS, Inc. dated June 30, 2016.